    As filed with the Securities and Exchange Commission on February 28, 2001
                           Registration No. 333-28069
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------


                          POST EFFECTIVE AMENDMENT NO.2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               ------------------

                              CERIDIAN CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                    52-0278528
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                   Identification No.)

   3311 East Old Shakopee Road                             55425
     Minneapolis, Minnesota                             (Zip Code)
 (Address of principal executive offices)



               CERIDIAN CORPORATION 1993 LONG-TERM INCENTIVE PLAN
                    (AMENDED AND RESTATED AS OF MAY 14, 1997)
                            (Full title of the plan)

                            William E. McDonald, Esq.
         Vice President, Associate General Counsel and Deputy Secretary
                              Ceridian Corporation
                           3311 East Old Shakopee Road
                          Minneapolis, Minnesota 55425
                     (Name and address of agent for service)

                                 (952) 853-8100
          (Telephone number, including area code, of agent for service)

================================================================================

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           EXPLANATORY NOTE IN CONNECTION WITH THE FILING OF A RELATED
                    REGISTRATION STATEMENT ON FORM S-8 FILED
                      PURSUANT TO INSTRUCTION E OF FORM S-8

         On May 30, 1997, a total of 3,000,000 shares of Common Stock of Ceridian Corporation (the "Company") to be issued in connection with the Company's 1993 Long-Term Incentive Plan (Amended and Restated on May 14, 1997) (the "1993 Plan"), were registered with the Securities and Exchange Commission (the "Commission") by a Registration Statement on Form S-8 (File No. 333-28069). On May 20, 1999, the stockholders of the Company approved the 1999 Stock Incentive Plan (the "1999 Plan"), which replaced the 1993 Plan. Both the 1999 Plan and the 1993 Plan are long term incentive plans. On December 31, 1999, the 1993 Plan expired and 2,695,048 registered shares remained available for issuance under the 1993 Plan. On October 22, 1999, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Commission pertaining to "Form S-8" set forth in the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), two million four hundred fifty seven thousand four hundred sixty two (2,457,462) registered shares of Common Stock that had not been issued under the 1993 Plan were carried forward to, and deemed covered by the Registration Statement on Form S-8 filed by the Company with the Commission on October 22, 1999 in connection with the 1999 Plan.

         Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Commission pertaining to "Form S-8" set forth in the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), the remaining two hundred thirty seven thousand five hundred eighty six (237,586) additional registered shares of Common Stock that had not been issued under the 1993 Plan prior to its expiration are hereby carried forward to, and deemed covered by a new Registration Statement on Form S-8 to be contemporaneously filed by the Company with the Commission in connection with the 1999 Plan.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The Company's Registration Statement on Form S-8 (File No. 333-28069), including any amendments thereto, is incorporated herein by reference.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 28th day of February, 2001.

                                         CERIDIAN CORPORATION


                                         By:    /s/ Ronald L. Turner
                                                -----------------------------
                                                Ronald L. Turner
                                                Chairman, President and Chief
                                                Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of February, 2001.



           Signature              Title
           ---------              -----

/s/ Ronald L. Turner            Chairman, President and Chief Executive
-----------------------         Officer (principal executive officer)
Ronald L. Turner


/s/ John R. Eickhoff            Executive Vice President and Chief
-----------------------         Financial Officer (principal financial officer)
John R. Eickhoff


/s/ Loren D. Gross              Vice President and Corporate Controller,
-----------------------         (principal accounting officer)
Loren D. Gross


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SIGNATURES CONTINUED




/s/Bruce R. Bond                Director
-----------------------
Bruce R. Bond


/s/William J. Cadogan            Director
-----------------------
William J. Cadogan


/s/Nicholas D. Chabraja         Director
-----------------------
Nicholas D. Chabraja


/s/Robert H. Ewald              Director
-----------------------
Robert H. Ewald


/s/Ronald T. Lemay              Director
-----------------------
Ronald T. LeMay


/s/George R. Lewis              Director
-----------------------
George R. Lewis


/s/Carole J. Uhrich             Director
-----------------------
Carole J. Uhrich


/s/Paul S. Walsh                Director
-----------------------
Paul S. Walsh